UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)		October 5, 2008

KIT digital, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25659	11-3447894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

228 East 45th Street, 8th Floor, New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(212) 661-4111

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

KIT digital, Inc.

October 5, 2008

Item 1.01.      Entry into a Material Definitive Agreement.

Item 2.01.      Completion of Acquisition or Disposition of Assets.

Item 3.02.      Unregistered Sales of Equity Securities.

On October 5, 2008, KIT digital, Inc., through its wholly-owned subsidiary, KIT digital FZ-LLC, (individually or in aggregate, “KIT”), acquired from Tomas Petru and Jakub Vanek, citizens of the Czech Republic, all of the issued and outstanding share capital of Visual Connection, a.s., a corporation organized and existing under the laws of the Czech Republic (“Visual”), pursuant to the terms of a Share Purchase Agreement. Visual specializes in the supply and delivery of comprehensive digital media and IPTV solutions, services and components, and is headquartered in Prague. The purchase price of the acquisition consisted of:

(a)    $2,500,000 in cash, subject to adjustment on a dollar-for-dollar basis for positive or negative working capital, as the case may be, at closing (with any positive working capital addition payable by KIT capped at $500,000);

(b)    $4,300,000 in a combination of cash and shares of KIT’s common stock (determined based on the 20-day trailing weighted average closing price per share prior to the respective payment date), payable in four equal installments of $1,075,000, (i) six months after closing, in the form of $268,750 in cash and $806,250 in KIT’s common stock, (ii) 12 months after closing, in the form of $107,500 in cash and $967,500 in KIT’s common stock, (iii) 18 months after closing, all in shares of Corporation’s common stock, and (iv) 24 months after closing, all in shares of KIT’s common stock, subject, in each case, to percentage adjustments based on the level of net revenues and EBITDA (earnings before interest, taxes, depreciation and amortization) achieved by Visual against specified target periods and levels outlined in the Share Purchase Agreement and to reduction if specified percentages of retained employees and/or key personnel fail to continue in the employment of Visual;

(c)    warrants (or options, at KIT’s election) to purchase 2,000,000 shares of KIT’s common stock at an exercise price equal to the closing price per share of KIT’s common stock on November 6, 2008, which warrants will be transferred to Visual’s employees in a manner and ratio satisfactory to KIT, and vest quarterly over a period of four years following the closing;

(d)    additional “earn-out” shares of KIT’s common stock for (i) achieving $20,000,000 in net revenues (triggering the issuance of $575,000 of KIT’s common stock) and/or achieving $1,500,000 of EBITDA (triggering the issuance of $575,000 of KIT’s common stock) during the immediately succeeding 12-month period following the closing, and/or (ii) achieving $26,500,000 in net revenues (triggering the issuance of $475,000 of KIT’s common stock) and/or $2,500,000 in EBITDA (triggering the issuance of $475,000 of KIT’s common stock) during the second succeeding 12-month period following the closing, in each case, with the specific number of shares determined based on the 20-day trailing weighted average closing price per share prior to the respective payment date in the future; and

(e)    additional “performance bonus” shares of KIT’s common stock in the event KIT together with Visual, generates (i) at least $50,000,000 in net revenues during the immediately succeeding 12-month period following the closing (triggering the issuance of $600,000 of KIT’s common stock) and/or $6,500,000 in EBITDA during the second succeeding 12-month period following the closing (triggering the issuance of $500,000 of KIT’s common stock), in each case, with the specific number of shares determined based on the 20-day trailing weighted average closing price per share prior to the respective payment date in the future.

Under the Share Purchase Agreement, the price “floor” for all future issuances of KIT common stock is $.22 per share, even if KIT common stock is trading at less than this value at the time of such issuances. KIT retains the right to substitute payments in cash for all potential issuances of KIT’s common stock described above, irrespective of the trading price of KIT common stock. Additionally, future KIT common stock issuances may be withheld to satisfy indemnifiable claims made by KIT with respect to any misrepresentations or breaches of warranty under the Share Purchase Agreement by the shareholders of Visual within two years after the closing of the acquisition.

The purchase price was determined as a result of arm’s length negotiations between the parties. The foregoing description of the acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, the form of which is filed as Exhibit 2.1 to this current report and is incorporated herein by reference. The securities offered in the acquisition have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Visual is a specialist of choice in the supply and delivery of comprehensive digital media solutions, services and components since 1991. The company designs, develops, delivers and integrates IPTV systems for professional, digital production, processing, distribution and archiving of audiovisual materials. Visual links its software expertise with hardware configuration and integration capabilities for television, IT and telco systems, and offers technical and service support available 24/7. Visual has over 200 clients, and has been involved in deployments for television and radio stations, graphics publishers, audiovisual production and post production houses, state and federal government administration, education companies, telcos and healthcare providers.

The cash portion of the acquisition was funded from KIT’s cash resources.

KIT had no previous relationship or association with Visual. There are presently no significant changes anticipated in the business or product lines of either KIT or Visual.

KIT announced the closing of the acquisition in a press release issued on October 7, 2008, a copy of which is attached hereto as Exhibit 99.1 and is incorporated in its entirety by reference.

Item 9.01.      Financial Statement and Exhibits.

(a)	Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), the financial statements of Visual Connection, a.s. shall be provided not later than December 19, 2008.

(b)	Pro Forma Financial Information.

In accordance with Item 9.01(b), the pro forma consolidated financial information shall be provided not later than December 19, 2008.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit Number	Exhibit Description

2.1
Share Purchase Agreement for the Acquisition of all Issued Shares of Visual Connection, a.s., dated October 5, 2008, between KIT digital, Inc. and KIT digital FZ-LLC (on the one hand), and Tomas Petru and Jakub Vanek (on the other hand).

99.1	Press release issued by KIT digital, Inc. on October 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

Date: October 9, 2008	By:	/s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman
President and Chief Executive Officer